Exhibit 10.1

CANADIAN EXPLORATION EXPENSE
SUBSCRIPTION AND RENUNCIATION AGREEMENT

TO:	McEwen Mining Inc. (the “Company”)
150 King St. W. Suite 2800
Toronto, Ontario
M5H 1J9

1.
_____________________________, as the duly authorized agent (the “Agent”) for the Subscribers, and in the respective number of shares for each Subscriber as set out in Exhibit A attached hereto, hereby irrevocably subscribes for an aggregate of __________________ shares of common stock in the capital of the Company that will each qualify as a “flow-through share” as defined in subsection 66(15) of the Tax Act (as defined below) (each, a “FT Share”), at a price of C$21.23 per FT Share, upon the terms and conditions set forth in this agreement (the “Subscription Agreement”) constituted by the acceptance hereof by the Company and as described in the Prospectus Supplement.

2.
The Agent represents and warrants to the Company that it has been authorized to enter into this Subscription Agreement on behalf of each of the Subscribers as set out in Exhibit A attached hereto and to make the representations, warranties and statements contained herein on their behalf. The Subscribers have received a copy of the Prospectus Supplement and have tendered or caused to be tendered payment of their respective subscription price to the Agent in order that the Agent may deliver a wire transfer or certified cheque payable to the Company in respect thereof.

3.	In this Subscription Agreement, in addition to terms defined elsewhere herein:

(a)	“Affiliate” shall have the meaning ascribed thereto in the Securities Act (Ontario);

(b)
“Agency Agreement” means the placement agency agreement dated May 28, 2024, between the Company and Cantor Fitzgerald Canada Corporation, Cantor Fitzgerald &Co., A.G.P./Alliance Global Partners, H.C. Wainwright & Co., LLC and Roth Capital Partners, LLC as the co-lead placement agents;

(c)	“C$” means the lawful money of Canada denominated in Canadian dollars;

(d)
“Canadian Exploration Expense” or “CEE” means an expense described in paragraph (f) of the definition of “Canadian exploration expense” in subsection 66.1(6) of the Tax Act, or that would be described in paragraph (h) of that definition if the reference therein to paragraphs (a) to (d) and (f) to (g.4) was a reference to paragraph (f), excluding any amounts which are prescribed to be “Canadian exploration and development overhead expense” for the purposes of paragraph 66(12.6)(b) of the Tax Act of the Company, the amount of any assistance described in paragraph 66(12.6)(a) of the Tax Act, the cost of acquiring or obtaining the use of seismic data described in paragraph 66(12.6)(b.1) of the Tax Act or any expenses for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition of “expense” in subsection 66(15) of the Tax Act;

(e)	“CDE Shares” has the meaning ascribed to such term in the Agency Agreement;

(f)	“CEE Shares” has the meaning ascribed to such term in the Agency Agreement;

(g)	“Closing Date” means June 14, 2024 or such other date as the Company and the Agent may agree;

(h)	“Commitment Amount” means in respect of each Subscriber an amount equal to C$21.23 multiplied by the number of FT Shares subscribed for by the Subscriber hereunder;

(i)	“CRA” means the Canada Revenue Agency;

(j)
“December 2023 FTS Offering” means the issuance and sale of 788,000 shares of common stock of the Company that qualified as “flow-through shares” as defined in subsection 66(15) of the Tax Act with respect to Canadian Exploration Expenses, pursuant to the terms and conditions of applicable subscription and renunciation agreements dated December 14, 2023;

(k)
“Eligible Ontario Exploration Expenditures” means “eligible Ontario exploration expenditures” within the meaning of the ON Tax Act (on the assumption that the definition of “flow-through mining expenditure” in subsection 127(9) of the Tax Act is amended as proposed in amendments contained in Bill C-69 introduced May 2, 2024);

(l)	“Expenditure Period” means the period commencing on the Closing Date and ending on the Termination Date;

(m)
“Flow-Through Mining Expenditure” means an expense that qualifies, once renounced by the Company pursuant to the Tax Act to a Subscriber who is an individual (other than a trust or estate) or a partnership, as a “flow-through mining expenditure” (as such term is defined in subsection 127(9) of the Tax Act, as amended and as proposed in amendments, relating to the definition of “flow-through mining expenditure”, contained in Bill C-69 introduced May 2, 2024) of the Subscriber or, where the Subscriber is a partnership, of the members of the Subscriber who are individuals (other than a trust or estate), to the extent of their respective shares of the expenses so renounced;

(n)	“Follow-On Transaction” has the meaning ascribed to it in Section 6(n) of this Subscription Agreement;

(o)
”ON Purchaser” means a Subscriber who is either (i) an individual resident in Ontario for the purposes of the ON Tax Act on December 31, 2024; or (ii) an individual otherwise liable to pay income tax in the Province of Ontario for his or her taxation year ending on December 31, 2024;

(p)
”ON Tax Act” means the Taxation Act, 2007 (Ontario) and all rules and regulations made pursuant thereto, all as may be amended, re-enacted or replaced from time to time and any proposed amendments thereto publicly announced by or on behalf of the Minister of Finance (Ontario) prior to the date of this Subscription Agreement;

(q)
“Prescribed Forms” means the forms prescribed from time to time under subsection 66(12.7) of the Tax Act, and in respect of Québec Subscribers, the forms prescribed under section 359.12 of the Québec Tax Act, or pursuant to any other applicable provincial law filed or to be filed by the Company within the prescribed times renouncing to the Subscribers the Resource Expenses incurred (or deemed to be incurred) pursuant to this Subscription Agreement;

(r)
“Prospectus Supplement” means the prospectus supplement, filed on May 30, 2024 in each of the Selling Provinces, to the final MJDS base shelf prospectus dated January 30, 2024, and the registration statement on Form S-3/A (SEC File No. 333-275324, effective January 2, 2024), as prepared by the Company and relating to the distribution of the CDE Shares and the CEE Shares;

(s)
“Québec Subscriber” means a Subscriber that is resident in Québec for purposes of the Québec Tax Act or that is otherwise liable to pay tax in Québec, or a Subscriber that is a partnership or a limited partnership, of which any partner thereof is resident in Québec for the purposes of the Québec Tax Act or is otherwise liable to pay tax in Québec;

(t)
“Québec Tax Act” means the Taxation Act (Québec), R.S.Q. c. 1-3, together with any and all regulations promulgated thereunder, and as amended from time to time, and including, where applicable, any specific proposals to amend the said Act or regulations that have been publicly announced by the Ministre des Finances (Québec) prior to the date hereof;

(u)
“Resource Expense” means an expense which (i) is incurred (or deemed to be incurred) by the Company during the Expenditure Period; (ii) qualifies as CEE which may be renounced by the Company pursuant to subsection 66(12.6) of the Tax Act (in conjunction with subsection 66(12.66) of the Tax Act, as necessary) with an effective date not later than December 31, 2024 and in respect of which, but for the renunciation, the Company would be entitled to a deduction from income for income tax purposes; (iii) qualifies as a Flow-Through Mining Expenditure; and (iv) for a ON Purchaser, qualifies as an Eligible Ontario Exploration Expenditure;

(v)	“Selling Provinces” means, collectively, each of the provinces of Canada, except for Québec;

(w)
“Subscribers” means, collectively, each of those persons listed in Exhibit A attached hereto and, if applicable, includes each beneficial purchaser for whom any such person is acting if any such person is not purchasing the FT Shares as principal;

(x)
“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder, as amended, reenacted or replaced from time to time, including all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and assumes that all such tax proposals will be enacted in the form proposed; and

(y)	“Termination Date” means December 31, 2025.

4.
Any reference to a word or term defined in the Tax Act shall include, for the purposes of Québec income taxation, a reference to the equivalent word or term defined in the Québec Tax Act, if any. Any reference to the Tax Act or a provision thereof shall include, for the purposes of Québec income taxation, a reference to the Québec Tax Act or the equivalent provision thereof, if any. Any reference to a filing or similar requirement imposed under the Tax Act shall include, for the purposes of Québec income taxation, a reference to the equivalent filing or similar requirement, where applicable, under the Québec Tax Act; provided that if no filing or similar requirement is provided under the Québec Tax Act, a copy of any material relating to the FT Shares or any Québec Subscriber filed under the Québec Tax Act shall be filed with the Agence du revenu du Québec. Without limiting the generality of the foregoing, an obligation of the Company to renounce an amount of Resource Expenses to a Subscriber who is a Québec Subscriber with respect to a FT Share under the Tax Act shall include, for the purposes of Québec income taxation, an obligation to renounce such amount under the Québec Tax Act. Any reference in this Subscription Agreement to the CRA shall include, for purposes of Québec income taxation, a reference to Revenu Québec, where applicable. For greater certainty, a reference to a provision of the Tax Act as amended or to be amended pursuant to a proposal of the Government of Canada shall include, for purposes of Québec income taxation, a reference to the Québec Tax Act or the equivalent provision thereof, where applicable, as and in the manner amended by the Québec Government, as the case may be.

5.	All capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as are ascribed thereto in the Agency Agreement.

6.	Each Subscriber hereby represents, warrants, covenants, certifies, acknowledges and declares to the Company (and acknowledges that the Company is relying thereon) that:

(a)	this Subscription Agreement is subject to acceptance by the Company and is effective only upon such acceptance;

(b)	the Subscriber has received and reviewed a copy of the Prospectus Supplement;

(c)
neither the Subscriber nor any beneficial purchaser for whom it is acting (or, if the Subscriber or such beneficial purchaser is a partnership, any member thereof) has entered into or will enter into any agreement or arrangement which will cause the FT Shares to be or become “prescribed shares” within the meaning of section 6202.1 of the regulations to the Tax Act;

(d)	the Subscriber has not received, nor does it expect to receive, any financial assistance from the Company, directly or indirectly, in respect of the Subscriber’s subscription for the FT Shares;

(e)
the Subscriber, if an individual, is of the full age of majority and is otherwise legally competent to enter into this Subscription Agreement and take all action pursuant hereto and has obtained all necessary approvals in respect thereof;

(f)
the Subscriber, if a corporation, is a valid and subsisting corporation, it has the necessary corporate capacity and authority to enter into this Subscription Agreement and to observe and perform its covenants and obligations hereunder and it has taken all necessary corporate action in respect thereof, or, if it is a partnership, syndicate or other form of unincorporated organization, it has the necessary legal capacity and authority to enter into this Subscription Agreement and to observe and perform its covenants and obligations hereunder and, in either case, it has obtained all necessary approvals in respect thereof;

(g)
if the Subscriber, or any beneficial purchaser for whom it is acting, is a trust, corporation, or partnership, such Subscriber or beneficial purchaser, as applicable, does not have, and will continue to not have at all material times, including throughout 2024 and 2025, a “prohibited relationship” with the Company within the meaning of subsection 66(12.671) of the Tax Act;

(h)	the Subscriber deals, and will continue to deal at all relevant times, at “arm’s length” (within the meaning of the Tax Act) with the Company;

(i)
the Subscriber has such knowledge, or has received advice, in financial and business affairs as to be capable of evaluating the merits and risks of the investment and the Subscriber is able to bear the economic risk of loss of its entire investment;

(j)
if required by applicable securities legislation, policy or order of a securities commission or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Company in filing such reports, undertakings and other documents with respect to the issue of the FT Shares;

(k)
the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in a violation of any of the terms and provisions of any law, regulation, order or ruling applicable to the Subscriber, or, if the Subscriber is not a natural person, any of its constating documents, or of any agreement to which the Subscriber is a party or by which it is bound;

(l)
except as provided in this Subscription Agreement, the Agency Agreement, or set out in the Prospectus Supplement, the Subscriber waives any right that the Subscriber may have to any potential incentive grants, credits and similar or like payments or benefits which accrue as a result of the operations relating to the Resource Expenses and acknowledges that all such grants, credits, payments or benefits accrue to the benefit of the Company;

(m)	neither the Company nor any Affiliate of the Company has made to the Subscriber any written or oral representations:

(i)	that any person will resell or repurchase the FT Shares;

(ii)	that any person will refund the purchase price of the FT Shares; or

(iii)	as to the future price or value of the FT Shares;

(n)
if the Subscriber chooses to dispose of some or all of the FT Shares, including by selling to a third party or donating any of the FT Shares to a registered charity (each a “Follow-On Transaction”), the Subscriber acknowledges and confirms that it will obtain independent tax, financial and legal advice from its own advisors with respect to any such Follow-On Transaction, and acknowledges and confirms that it is relying solely on its own advisors and not the Company or its counsel or the co-lead placement agents named in the Agency Agreement or their affiliates or any of their counsel: (i) regarding any representations and warranties in respect of the tax consequences or potential tax benefits of participating in the Follow-On Transaction, and (ii) to ensure that the Follow-On Transaction does not result in the FT Shares being “prescribed shares” within the meaning of section 6202.1 of the regulations to the Tax Act, and the Subscriber assumes all risk of any such Follow-On Transaction resulting in the FT Shares being “prescribed shares” within the meaning of section 6202.1 of the regulations to the Tax Act;

(o)
the Subscriber acknowledges that it has been encouraged to obtain independent legal, income tax and investment advice with respect to its subscription for the FT Shares and accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for the purposes of giving representations, warranties and covenants hereunder; and

(p)
the covenants, representations and warranties of the Subscriber stated or referred to in this Subscription Agreement shall be true and correct both as of the execution of this Subscription Agreement and as of the Closing Date as if repeated at such time, and will survive the completion of the issuance of the FT Shares and the completion of the transactions contemplated under this Subscription Agreement and the Agency Agreement.

7.	The Company hereby represents and warrants to and for the benefit of the Subscribers and the Agent (and acknowledges that the Subscribers and the Agent are relying thereon) that:

(a)
the Company is a valid and existing corporation duly incorporated, continued or amalgamated and in good standing under the laws of the jurisdiction in which it was incorporated, continued or amalgamated;

(b)
the Company has full corporate capacity, power and authority to execute and deliver this Subscription Agreement and to perform its obligations set out herein, including to issue and sell the FT Shares to the Subscribers and to incur (or be deemed to incur) and renounce to each Subscriber Resource Expenses in an amount equal to the Commitment Amount in respect of such Subscriber;

(c)	the Company is a “principal-business corporation” as defined in subsection 66(15) of the Tax Act;

(d)	the Company is a “mining exploration company” as defined in subsection 103(7) of the ON Tax Act;

(e)
except as a result of any Follow-On Transaction or any agreement, arrangement, obligation or understanding to which the Company is not a party and of which it has no knowledge, upon issuance the FT Shares will be “flow-through shares” as defined in subsection 66(15) of the Tax Act and “Ontario focused flow-through shares” as defined in subsection 103(7) of the ON Tax Act and such FT Shares will not be “prescribed shares” within the meaning of section 6202.1 of the regulations to the Tax Act;

(f)
if the Company amalgamates or merges with any one or more companies, any shares issued to or held by the Subscribers as a replacement for the FT Shares as a result of such amalgamation or merger will qualify as “flow-through shares” as defined in subsection 66(15) of the Tax Act and in particular will not be “prescribed shares” as defined in section 6202.1 of the regulations to the Tax Act;

(g)
the Company has no reason to believe that it will be unable to incur (or be deemed to incur) during the Expenditure Period, or that it will be unable to renounce to each Subscriber effective on or before December 31, 2024, Resource Expenses in an amount equal to the Commitment Amount in respect of such Subscriber and the Company has no reason to expect any reduction of such amount by virtue of subsection 66(12.73) of the Tax Act;

(h)
the Company will not be subject to the provisions of subsection 66(12.67) of the Tax Act in a manner which impairs its ability to renounce Resource Expenses to each Subscriber in an amount equal to the Commitment Amount in respect of such Subscriber, and shall notify each Subscriber in the event that it becomes aware of or is informed of an issue in relation to its ability to claim such Resource Expenses;

(i)
the Company has never been in default of any of its legal obligations in respect of any “flow-through share” financings previously undertaken by the Company and, in particular, the Company has not failed to incur and/or renounce expenses which it covenanted to incur and renounce nor has the CRA or the Company reduced pursuant to subsection 66(12.73) of the Tax Act any amount renounced by the Company in respect of any such “flow-through share” financings;

(j)
other than with respect to the December 2023 FTS Offering, the Company has not entered into any agreements or made any covenants with any parties with respect to the renunciation of CEE, which amounts have not been fully expended and renounced as required under such agreements or covenants;

(k)
the Company has not entered into any agreements or made any covenants with any parties that would restrict the Company from entering into this Subscription Agreement and agreeing to incur and renounce Resource Expenses during the Expenditure Period in accordance with this Subscription Agreement, nor that would (other than with respect to the December 2023 FTS Offering) require the prior renunciation to any other person of CEE prior to the renunciation of Resource Expenses in an amount equal to the aggregate Commitment Amount in favour of the Subscribers;

(l)	this Subscription Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms; and

(m)
the execution and delivery of, and the performance of the terms of, this Subscription Agreement by the Company, including the issuance of the FT Shares, the incurring of Resource Expenses and the renunciation of Resource Expenses to the Subscribers pursuant hereto does not and will not constitute a breach of or constitute a default under the constating documents of the Company or any law, regulation, order or ruling applicable to the Company or any agreement, contract or indenture to which the Company is a party or by which it is bound.

8.	The Company hereby covenants and agrees with each of the Subscribers and the Agent (and acknowledges that the Subscribers and the Agent are relying thereon) that:

(a)
The Company will incur (or be deemed to incur) Resource Expenses in an amount equal to the Commitment Amount of each Subscriber during the Expenditure Period in accordance with the Tax Act and this Subscription Agreement and will renounce to each Subscriber, with an effective date no later than December 31, 2024, pursuant to subsection 66(12.6) of the Tax Act, in conjunction with subsection 66(12.66) of the Tax Act as necessary, Resource Expenses in an amount equal to the Commitment Amount of such Subscriber;

(b)	The Company shall ensure all of the expenses that are renounced by the Company to each Subscriber qualify as Flow-Through Mining Expenditures and Eligible Ontario Exploration Expenditures;

(c)
The Company will file with the CRA (and any other applicable tax authority), within the times prescribed by the Tax Act, all Prescribed Forms, including Statements of Resources Expenses (T101) for the Subscribers, to renounce to each Subscriber, Resource Expenses in an amount equal to the Commitment Amount for such Subscriber with an effective date of no later than December 31, 2024, and provide the Subscribers with copies of all such forms as are required to be provided thereto on a timely basis and in any event on or before March 1, 2025, such delivery constituting the authorization of the Company to the Subscribers to file such Prescribed Forms with the relevant taxation authorities. The Company shall file the requisite Prescribed Forms in a timely fashion with the CRA pursuant to subsection 66(12.7) of the Tax Act in respect of such renunciations. For greater certainty, if the FT Shares are issued to one or more Québec Subscribers, then the Company shall deliver to each such Québec Subscriber the prescribed RL-11 Forms;

(d)
the Company will continue to be a “principal-business corporation” as defined in subsection 66(15) of the Tax Act and a “mining exploration company” as defined in subsection 103(7) of the ON Tax Act, until such time as all of the Resource Expenses required to be renounced under this Subscription Agreement have been incurred (or deemed to be incurred) and validly renounced pursuant to the Tax Act;

(e)
the Company will use the gross proceeds from the sale of the FT Shares to incur (or be deemed to incur) Resource Expenses on the Company’s directly or indirectly held mineral resource properties in Ontario, Canada;

(f)
the expenses to be renounced by the Company to the Subscribers: (i) will constitute Resource Expenses on the effective date of the renunciation; (ii) will not include the amount of any assistance described in paragraph 66(12.6)(a) of the Tax Act;  (iii) will not include expenses that are (A) “Canadian exploration and development overhead expenses” (as defined in the regulations to the Tax Act for purposes of paragraph 66(12.6)(b) of the Tax Act) of the Company, (B) amounts which constitute specified expenses for seismic data described in paragraph 66(12.6)(b.1) of the Tax Act, or (C) any expenses for prepaid services or rent that do not qualify as outlays and expenses for the period as described in the definition of “expense” in subsection 66(15) of the Tax Act; (iv) will not include any amount that has previously been renounced by the Company to the Subscribers or to any other person; (v) would be deductible by the Company in computing its income for the purposes of Part I of the Tax Act but for the renunciations to the Subscribers; and (vi) will not be subject to any reduction or reduction order under subsection 66(12.73) of the Tax Act;

(g)	unless required to do so pursuant to subsection 66(12.73) of the Tax Act, the Company will not reduce the amount renounced to the Subscribers pursuant to subsection 66(12.6) of the Tax Act;

(h)
if the Company receives, or becomes entitled to receive, or may reasonably be expected to receive, any assistance which is described in the definition of “assistance” in subsection 66(15) of the Tax Act and the receipt of or entitlement or reasonable expectation to receive such assistance has or will have the effect of reducing the amount of Resource Expenses which the Company may validly renounce to each Subscriber hereunder to less than the Commitment Amount in respect of such Subscriber, the Company will incur (or be deemed to incur) on or before the Termination Date sufficient additional Resource Expenses using funds from other sources in an amount equal to such assistance so that it is able to renounce to each Subscriber, with an effective date no later than December 31, 2024, after accounting for assistance received, Resource Expenses in an amount not less than the Commitment Amount in respect of such Subscriber;

(i)
if the Company does not renounce to a Subscriber effective on or before December 31, 2024, Resource Expenses equal to the Commitment Amount in respect of such Subscriber in accordance with the Tax Act, and provided the particular Subscriber is not in breach of any of its representations, warranties or covenants which would prevent the renunciation of such expenses, the Company shall indemnify and hold harmless the Subscriber and each of the partners thereof if the Subscriber is a partnership or a limited partnership (for the purposes of this paragraph each an “Indemnified Person”) as to, and pay in settlement thereof to the Indemnified Person on or before the 20th business day following the date the amount is determined, an amount equal to the amount of any tax (within the meaning of paragraph (c) of the definition of “excluded obligation” at subsection 6202.1(5) of the regulations to the Tax Act) payable under the Tax Act (and under the corresponding provincial legislation) by any Indemnified Person as a consequence of such failure. In the event that the amount renounced by the Company to a Subscriber hereunder is reduced pursuant to subsection 66(12.73) of the Tax Act, the Company shall indemnify and hold harmless each Indemnified Person as to, and pay to the Indemnified Person on or before the 20th business day following the receipt, by the Indemnified Person, of a notice of assessment or reassessment issued to the Indemnified Person by the CRA (or any applicable provincial tax authority) and that is communicated in writing to the Company including a complete copy of such notice of assessment or reassessment, an amount equal to the amount of any tax (within the meaning of paragraph (c) of the definition of “excluded obligation” at subsection 6202.1(5) of the regulations to the Tax Act) payable under the Tax Act (and under the corresponding provincial legislation)  by the Indemnified Person as a consequence of such reduction. For certainty, the foregoing indemnity shall have no force or effect to the extent that such indemnity would otherwise cause the FT Shares to be “prescribed shares” within the meaning of section 6202.1 of the regulations to the Tax Act. To the extent that any Indemnified Person entitled to be indemnified under this paragraph is not a party to this Subscription Agreement, the Agent shall hold the rights and benefits of this Subscription Agreement in trust for, and on behalf of, such Indemnified Person and the Company agrees that such Indemnified Person (or the Agent on the Indemnified Person’s behalf)  shall be entitled to enforce the provisions of this paragraph notwithstanding that such Indemnified Person is not a party to this Subscription Agreement. Nothing in this paragraph shall derogate from any rights or remedies the Indemnified Person may otherwise have at common law (or civil law in the case of the province of Québec);

(j)
the Company shall file with the CRA within the time prescribed by subsection 66(12.68) of the Tax Act, the forms prescribed for the purposes of that subsection together with a copy of this Subscription Agreement or any “selling instrument” contemplated by that subsection and shall forthwith following such filing provide to the Subscribers copies of such forms certified by an officer of the Company;

(k)
The Company shall timely file with the CRA and any applicable provincial tax authority any return required to be filed under Part XII.6 of the Tax Act (or any corresponding provision of applicable provincial law) in respect of the particular year, and will pay any tax or other amount owing in respect of that return on a timely basis;

(l)
in the event that the Minister of National Revenue determines that the Company cannot renounce to a Subscriber Resource Expenses equal to the Commitment Amount in respect of such Subscriber, the Company shall renounce such lesser amount as is permitted without any prejudice to any other rights the Subscriber may have under this Subscription Agreement;

(m)
the Company shall incur (or be deemed to incur) and renounce Resource Expenses pursuant to this Subscription Agreement and all other agreements with other persons providing for the issue of shares of common stock in the capital of the Company that qualify as “flow-through shares” as defined in subsection 66(15) of the Tax Act with respect to CEE entered into by the Company on the Closing Date (collectively the “Other Agreements”), if any, pro rata by the number of flow-through shares issued or to be issued pursuant thereto before incurring and renouncing CEE pursuant to any other agreement which the Company may subsequently enter into after the Closing Date with any person with respect to the issue of shares in the capital of the Company or rights to acquire such shares that qualify as “flow-through shares” as defined in subsection 66(15) of the Tax Act. The Company shall not, without the prior written consent of the Subscribers (which consent may not be unreasonably withheld) enter into any other agreement which would prevent or restrict its ability to renounce, to each Subscriber, in accordance with the terms of this Subscription Agreement, Resource Expenses in an aggregate amount equal to the Commitment Amount for such Subscriber. If the Company is required under the Tax Act or otherwise to reduce Resource Expenses previously renounced to the Subscribers under this Subscription Agreement and/or the purchasers under the Other Agreements (if any), and unless the Subscribers otherwise agree in writing, the reduction shall be made pro rata by the number of flow-through shares issued or to be issued pursuant to this Subscription Agreement and the Other Agreements only after it has first reduced to the extent possible all CEE renounced to persons (other than the Subscribers and the purchasers under the Other Agreements) under any agreements relating to shares or rights which are “flow-through shares” as defined in subsection 66(15) of the Tax Act entered into after the date hereof, provided that for greater certainty, nothing in this Section 8(m) shall limit in any way the Company’s ability or obligation to incur and renounce CEE pursuant to the December 2023 FTS Offering. Such reductions shall be without any prejudice to any other rights the Subscribers may have under this Subscription Agreement;

(n)
the Company will maintain proper, complete and accurate accounting books and records relating to the Resource Expenses. The Company will retain all such books and records as may be required to support the renunciation of Resource Expenses contemplated by this Subscription Agreement, and upon reasonable notice, to make such books, records and accounts available for inspection and audit by or on behalf of any Subscriber, at the Subscribers’ sole expense;

(o)
the Company shall not enter into any other agreement which would prevent or restrict its ability to renounce Resource Expenses to each Subscriber in the amount equal to the Commitment Amount of such Subscriber in accordance with this Subscription Agreement;

(p)
upon the Company becoming aware that on completion of a CRA review or audit of the Resource Expenses spent by the Company, that the CRA intends to challenge or deny the deduction of some or all of the Resource Expenses renounced to the Subscribers pursuant to this Subscription Agreement, the Company will notify the Subscribers immediately, and upon the Company becoming aware of the fact that an amount purportedly renounced pursuant to this Subscription Agreement exceeds the amount that it is entitled to renounce under the Tax Act, the Company will notify the Subscribers immediately and comply with subsection 66(12.73) of the Tax Act, including the filing with the CRA of the statements contemplated therein, in an expeditious manner, copies of which will be sent concurrently to each Subscriber;

(q)
the Company will not knowingly renounce any Resource Expense to a Subscriber, that is a trust, corporation or partnership, with which the Company has a “prohibited relationship” within the meaning of subsection 66(12.671) of the Tax Act;

(r)	the Company shall perform and carry out all acts and things to be completed by it as provided in this Subscription Agreement;

(s)
the Company or its subsidiaries, if any, is licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of the property or assets thereof owned or leased or the nature of the activities conducted by it make licensing, registration or qualification necessary and is carrying on the business thereof in compliance with all applicable laws, rules and regulations of each such jurisdiction; and

(t)	Upon acceptance this Subscription Agreement constitutes a binding obligation of the Company enforceable in accordance with its terms.

9.
The Subscriber understands that the Agent and/or the Company is collecting certain personal information (as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time), which includes, without limitation, the name, residential address, telephone number and e-mail address of the Subscriber as well as information regarding the number, aggregate purchase price and type of securities purchased under this Subscription Agreement (the “Information”). The Subscriber acknowledges and consents to the Agent and/or Company retaining such Information for as long as permitted or required by law and further acknowledges and consents to the disclosure of the Information by the Company as may be required by law, including to the CRA or pursuant to any securities laws of the applicable jurisdictions, or the rules and policies of any securities commission, regulatory authority or stock exchange. In addition, the Information may be disclosed by the Company and the Agent for the purposes of completing the purchase of FT Shares pursuant to this Subscription Agreement, including disclosure to the Company’s transfer agent and other professional advisors of the Company in connection with performance of their professional services, and to make any other filings of the Information as the Agent’s counsel or the Company’s counsel deems appropriate, including instances in which the Information may become publicly available in accordance with applicable securities laws. The Subscriber hereby consents to and authorizes the foregoing use and disclosure of the Information and agrees to provide, on request, all particulars required by the Agent and/or the Company in order to comply with the foregoing.

10.
The Subscriber represents and warrants that the funds representing the aggregate Commitment Amount which will be advanced by the Subscriber to the Company hereunder will not represent proceeds of crime for the purpose of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTF Act”) and the Subscriber acknowledges that the Company may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTF Act.  To the best of the Subscriber’s knowledge, none of the subscription funds to be provided hereunder (a) have been or will be obtained or derived, directly or indirectly, from or related to any activity that is deemed illegal under the laws of Canada or the United States or any other jurisdiction, or (b) are being tendered on behalf of a person or entity who has not been identified to the Subscriber.  The Subscriber shall promptly notify the Company if the Subscriber discovers that any such representation ceases to be true, and shall provide the Company with appropriate information in connection therewith.

11.	Nothing herein shall constitute or be construed to constitute a partnership of any kind whatsoever between the Subscribers or any of them and the Company.

12.
If one or more of the provisions contained in this Subscription Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby. Each of the provisions of this Subscription Agreement is hereby declared to be separate and distinct.

13.
The contract arising out of this Subscription Agreement and all documents relating thereto shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein, and any disputes related to this Subscription Agreement shall be subject to the exclusive jurisdiction of the courts of the Province of Ontario.

14.	Time shall be of the essence hereof.

15.
The covenants, representations and warranties contained in this Subscription Agreement shall be true and correct as of the Closing Date and shall survive the completion of the issuance of the FT Shares and the completion of the transactions contemplated under this Subscription Agreement and the Agency Agreement. In the event of a conflict between the provisions of this Subscription Agreement and the provisions of the Agency Agreement, this Subscription Agreement shall prevail as it relates to the subscription by the Subscriber.

16.	The subscriptions of the Subscribers are further subject to any rights available to the Subscribers under applicable laws.

17.	This Subscription Agreement shall be binding on and enure to the benefit of the Subscribers, the Agent and the Company and their respective heirs, executors, administrators, successors and assigns.

18.
The parties hereto acknowledge and confirm that they have requested that this Subscription Agreement as well as all notices and other documents contemplated hereby be drawn up in the English language. Les parties aux présentes reconnaissent et confirment qu’elles ont convenu que la présente convention ainsi que tous les avis et documents qui s’y rattachent soient rédigés en langue anglaise.

19.
This Subscription Agreement may be executed in two or more counterparts which when taken together shall constitute one and the same agreement. The Agent and the Company shall be entitled to rely on a facsimile or e-mailed PDF copy of this Subscription Agreement, including facsimile or e-mailed PDF acceptance, by the Company of such facsimile or e-mailed PDF subscription shall be legally effective to create a valid and binding agreement between the Agent (on behalf of the Subscribers) and the Company in accordance with the terms thereof.

[Signature Pages Follow]

DATED at the City of Toronto, in the Province of Ontario, this ___ day of _______________, 2024.

______________________________________, as duly authorized agent for those Subscribers whose names are set out on Exhibit “A” attached hereto.

By:
Name:
Title:

THIS SUBSCRIPTION AGREEMENT IS ACCEPTED AND AGREED TO BY THE COMPANY at the City of Toronto, in the Province of Ontario, this ____ day of _______________________, 2024.

MCEWEN MINING INC.

Per:
Name:
Title:

EXHIBIT A

CEE SUBSCRIBERS

Name and Address of Subscriber	Social Insurance, Corporate Tax Account or Tax Identification	Number of CEE FT Shares Subscribed	Aggregate Subscription Amount